                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Boston Acoustics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     5) Total fee paid:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     4) Date Filed:
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
                                                                    July 8, 1996

                             BOSTON ACOUSTICS, INC.
                               300 JUBILEE DRIVE
                               PEABODY, MA 01960

Dear Stockholder:

    It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company"). The Meeting will be held at the Company on Tuesday, August 13, 1996, at 2:00 p.m.

    The notice of meeting and Compensation Committee which follow describe the business to be transacted at the Meeting. In addition, we plan to give you a report on the status of the Company's business. Stockholders will have an opportunity to comment and ask questions during the Meeting.

    It is important that your shares be represented at the Meeting, regardless of the number you may hold. Therefore, whether or not you plan to attend, please sign, date and return the proxy card as soon as possible. This will not prevent you from voting your shares in person if you do come to the Meeting.

    I look forward to seeing you on August 13th.

                                          Sincerely yours,
                                          FRANCIS L. REED
                                          CHIEF EXECUTIVE OFFICER

                             BOSTON ACOUSTICS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           AUGUST 13, 1996, 2:00 P.M.

    You are hereby notified that the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company") will be held on August 13, 1996 at 2:00 p.m. at the offices of the Company, 300 Jubilee Drive, Peabody, Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors of the Company at five (5) and to elect five (5) directors for the ensuing year.

    2.  To approve the 1996 Stock Plan.

    3. To ratify the action of the Directors in appointing Arthur Andersen LLP as auditors for the Company.

    4. To act upon such other business as may properly come before the meeting or any adjournment thereof.

    Even if you plan to attend the Meeting personally, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                       The First National Bank of Boston
                              c/o Boston EquiServe
                                 P. O. Box 1628
                                Boston, MA 02105

    Only stockholders of record on the books of the Company at the close of business on July 3, 1996 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

                                          By order of the Board of Directors,
                                          JOSEPH D.S. HINKLEY
                                          CLERK

July 8, 1996

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED EVEN IF YOU PLAN TO ATTEND THE MEETING PERSONALLY. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. YOUR COOPERATION IS GREATLY APPRECIATED.

                             BOSTON ACOUSTICS, INC.
                               EXECUTIVE OFFICES
                               300 JUBILEE DRIVE
                               PEABODY, MA 01960
                                PROXY STATEMENT

                       SOLICITATION AND VOTING OF PROXIES

    This Proxy Statement and the accompanying proxy form are being mailed by Boston Acoustics, Inc. (the "Company") to the holders of record of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), commencing on or about July 8, 1996. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on August 13, 1996 (the "Meeting") and any adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

    When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted FOR the election of Directors as set forth in this Proxy Statement, FOR proposal 2, FOR proposal 3 and in the discretion of the proxies as to other matters that may properly come before the Meeting. SENDING IN A PROXY WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

    The Company has one class of Common Stock outstanding. Each share of Common Stock is entitled to one vote. The Board of Directors has fixed July 3, 1996 as the record date for the Meeting. Only holders of record of the Company's Common Stock on the record date are entitled to notice of and to vote at the Meeting. On the record date, there were 4,364,301 shares of Common Stock issued and outstanding.

    Under Massachusetts law and the Company's By-laws, the presence of holders of a majority in interest of the issued and outstanding Common Stock entitled to vote at the Meeting, represented in person or by proxy, shall constitute a quorum.

    Election of directors is by plurality of the votes cast at the Meeting. Approval of the 1996 Stock Plan and ratification of the appointment of Arthur Andersen LLP as the Company's auditors requires a vote of the majority of the Common Stock represented in person or by proxy at the Meeting and voting thereon. With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be excluded entirely from the vote and will have no effect. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposals to approve the 1996 Stock Plan and to ratify the appointment of Arthur Andersen LLP as the Company's auditors requires the approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

    The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 30, 1996, is being mailed to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report to Stockholders is not, however, a part of the proxy soliciting materials.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    One of the purposes of the Meeting is to fix the number of directors of the Company at five (5) and to elect five (5) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All of the nominees have consented to be named and to serve if elected. Frank L. Reed, Andrew G. Kotsatos and Fred E. Faulkner, Jr. were previously elected by the stockholders. Lisa M. Reed was elected to the Board by a vote of the Board on May 14, 1996 to fill the vacancy created by the resignation of Dorothea T. Reed. George J. Markos is not currently a member of the Board.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a Director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    Frank L. Reed, Chief Executive Officer, Treasurer and a Director, is the father of Lisa M. Reed, a Director, and Paul F. Reed, an executive officer. George J. Markos, a nominee to become a Director, is the son of John G. Markos, a director who is not standing for re-election.

    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

    Francis L. Reed (age 63) has been a Director and Treasurer since co-founding the Company in February 1979. He served as President of the Company from its inception until April 1986, when he became Chief Executive Officer. Mr. Reed was formerly a Vice President of Advent Corporation, a manufacturer of loudspeakers and other audio equipment.

    Andrew G. Kotsatos (age 56) has been a Director and Assistant Clerk since co-founding the Company in February 1979. He also served as Executive Vice President of the Company until April 1986, when he became President. Mr. Kotsatos previously held positions with two other audio manufacturers, KLH Research and Development Corporation and Advent Corporation. His last position at Advent was Audio Products Manager and Chief Speaker Designer.

    Fred E. Faulkner, Jr. (age 49) has been a Director of the Company since December 1986. Mr. Faulkner has been employed by the Millipore Corporation, a leader in separation technology, for more than the past nine years. Between 1985 and 1994 he served Millipore as Vice President of Engineering of its Products Division. Since 1994 he has been Vice President of Technical Operations of Millipore's Microelectronics Division.

    George J. Markos (age 47) has been nominated for election as a Director to the Company for the first time. Mr. Markos has been Senior Vice President and General Counsel of Yell-O-Glow corporation, a produce distributor, since 1991. Between 1988 and 1991, Mr. Markos was Senior Counsel and Assistant Secretary of Norton Company, Inc., a manufacturer of abrasive products and industrial ceramics.

    Lisa M. Reed (age 30) was elected Director of the Company by the Board of Directors in May 1996. She was Director of Corporate Planning of the Company from January 1994 to June 1996. Previously, Ms. Reed was a lending officer in the Global Banking unit of the Bank of Boston. Ms. Reed holds an undergraduate degree from the University of Pennsylvania and a MBA from Boston University.

                               BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met four times during the fiscal year ended March 30, 1996. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended 75% or more of the meetings of the Board and of the Board committees on which they served during the fiscal year ended March 30, 1996.

    The Compensation Committee is responsible for evaluating compensation plans for employees, management and directors, and making recommendations on compensation to the Board. It currently consists of Fred E. Faulkner, Jr. and John G. Markos. During the fiscal year ended March 30, 1996, the Compensation Committee also included Dorothea T. Reed. The Compensation Committee met once during the fiscal year ended March 30, 1996. The Audit Committee, which consists of Fred E. Faulkner, Jr. and John G. Markos, oversees the accounting and audit functions of the Company, including matters relating to the appointment and activities of the Company's auditors. During the fiscal year ended March 30, 1996, the Audit Committee also included Dorothea T. Reed. The Audit Committee met once during the fiscal year ended March 30, 1996. It is proposed that if elected George J. Markos will become a member of the Compensation Committee and the Audit Committee.

COMPENSATION OF DIRECTORS

    Each Director who is not an officer of the Company is entitled to an annual fee of $6,000, and an additional annual fee of $1,500 for service on the Audit Committee and an additional annual fee of $1,000 for service on the Compensation Committee on which he or she serves. In fiscal 1996, Dorothea T. Reed, who resigned from the Board of Directors on May 14, 1996, also received the benefit of $5,288 in split dollar insurance premiums paid by the Company with respect to insurance on her life.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table reflects the number of shares of the Company's Common Stock beneficially owned as of July 3, 1996 (i) by each person who is known by the Company to own beneficially more then 5% of the Company's Common Stock, (ii) by each of the Directors and nominees for Director, (iii) by each of the executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) by all Directors and executive officers as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within sixty days of July 3, 1996. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each individual named has sole voting and investment power with respect to the shares listed as being beneficially owned by such individual.

                                                   NUMBER OF SHARES     PERCENT OF
            NAME OF BENEFICIAL OWNER              BENEFICIALLY OWNED   COMMON STOCK
 -----------------------------------------------  ------------------   ------------
 Andrew G. Kotsatos.............................       954,275(1)          21.9
 300 Jubilee Drive
 Peabody, MA 01960
 Francis L. Reed................................       941,201(2)          21.6
 300 Jubilee Drive
 Peabody, MA 01960
 T. Rowe Price Associates, Inc..................       417,000(3)           9.6
 100 East Pratt Street
 Baltimore, MD 21202
 Moses A. Gabbay................................        35,787(4)         **
 Ira S. Friedman................................         8,591            **
 Robert L. Spaner...............................         4,273            **
 Lisa M. Reed...................................       159,174              3.6
 George J. Markos*..............................             0            **
 John G. Markos.................................        23,000(5)         **
 Fred E. Faulkner, Jr...........................           600(6)         **
 All Directors and Executive Officers as a group
 (11 persons)...................................     2,146,911(7)          49.2

*   Nominee for Director.
**  Indicates less than 1% ownership.
(1) Includes 242,836 shares owned by Mr. Kotsatos' wife, individually and as trustee for the benefit of their children, as to which beneficial ownership is disclaimed.
(2) Includes 245,410 shares owned by Mr. Reed's wife, as to which beneficial ownership is disclaimed. Includes 7,166 shares held jointly with Mr. Reed's wife.
(3) According to a letter dated June 26, 1996 from Dorothy B. Jones, Assistant Vice President of T. Rowe Price Associates, Inc. (Price Associates), Price Associates has sole voting power for 22,000 shares and sole dispositive power for 417,000 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4) Includes 7,545 shares jointly owned by Mr. Gabbay and his son and 7,546 shares jointly owned by Mr. Gabbay and his daughter.
(5) Includes 5,000 shares owned by a corporation of which Mr. Markos is a principal stockholder, officer and director and as to which beneficial ownership is disclaimed. Also includes 18,000 shares owned by Mr. Markos' wife as to which beneficial ownership is disclaimed.

(6) Includes 400 shares held by Mr. Faulkner's wife as custodian for their children as to which beneficial ownership is disclaimed.
(7) Includes 511,646 shares as to which the Directors and named executive officers disclaimed beneficial ownership as described above. See footnotes 1, 2, 4, 5 and 6.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following tables and notes present the compensation received by the Company's Chief Executive Officer and the four most highly paid executive officers for the three fiscal years ended March 30, 1996.

                                                                                   LONG-TERM
                                                      ANNUAL COMPENSATION         COMPENSATION
                                                 ------------------------------   ------------
                                                                   OTHER ANNUAL    SECURITIES     ALL OTHER
              NAME AND                 FISCAL    SALARY    BONUS   COMPENSATION    UNDERLYING    COMPENSATION
         PRINCIPAL POSITION            YEAR(1)     ($)      ($)       ($)(2)      OPTIONS (#)        ($)
- -------------------------------------  -------   -------  -------  ------------   ------------   ------------
Francis L. Reed......................    1996    225,150  169,890     17,540         --            69,763(3)
(Chief Executive Officer &
Treasurer)...........................    1995    200,200  122,139      8,676         --            69,018
                                         1994    200,200   58,075     --             --             9,606
Andrew G. Kotsatos...................    1996    190,375   66,164     18,352         --            35,439(4)
(President and Assistant Clerk)          1995    170,500   61,394     23,393         --            33,980
                                         1994    170,500   49,459     --             --            33,887
Moses A. Gabbay......................    1996    148,750   31,680     --             --             2,240(5)
(Vice President-Engineering)             1995    138,750   29,480     --             --               146
                                         1994    128,333   22,727     --             --             --
Ira S. Friedman......................    1996    140,981   29,479     --             10,000         2,009(6)
(Vice President-Marketing)               1995    124,154   25,817     --             --               118
                                         1994    105,289  128,568     --             --             --
Robert L. Spaner.....................    1996    101,538   20,836     --             10,000         1,429(7)
(Vice President-Sales)                   1995     80,000   16,873     --             --                77
                                         1994     71,704   12,626     --             --             --

(1) The Company's fiscal year ends on the last Saturday of March.
(2) Reflects car allowances provided by the Company.
(3) Includes $69,763 paid in premiums for two life insurance policies, each with split dollar arrangements, one covering the life of Mr. Reed and the other covering the survivor of Mr. Reed and his spouse. The Company, Mr. Reed and Mr. Reed's spouse entered into agreements concerning the respective life insurance policies pursuant to which the Company will receive, in the event of the insureds' deaths, an amount equal to the aggregate amount of its premium payments under the respective policies and the beneficiary of the policies will receive the excess.
(4) Includes $34,483 paid in premiums for two life insurance policies, each with split dollar arrangements, one covering the life of Mr. Kotsatos and the other covering the survivor of Mr. Kotsatos and his spouse. The Company, Mr. Kotsatos and Mr. Kotsatos' spouse entered into agreements concerning the life insurance policies pursuant to which the Company will receive, in the event of the insureds' deaths, an amount equal to the aggregate amount of its premium payments under the respective policies and the beneficiary of the policies will receive the excess. Also includes $956 contributed by the Company under a defined contribution plan established under Section 401(k) of the Internal Revenue Code, as amended (the Code).
(5) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.
(6) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.
(7) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 30, 1996 to the named executive officers:

                                                    INDIVIDUAL GRANTS (1)
                                       ------------------------------------------------  POTENTIAL REALIZABLE
                                                     PERCENT                               VALUE AT ASSUMED
                                       NUMBER OF     OF TOTAL                               ANNUAL RATES OF
                                       SECURITIES    OPTIONS     EXERCISE                     STOCK PRICE
                                       UNDERLYING   GRANTED TO    OR BASE                  APPRECIATION FOR
                                        OPTIONS     EMPLOYEES    PRICE PER                  OPTION TERM (2)
                                        GRANTED     IN FISCAL      SHARE     EXPIRATION  ---------------------
                NAME                      (#)          1996       ($/SH)        DATE      5% ($)     10% ($)
- -------------------------------------  ----------   ----------   ---------   ----------  ---------  ----------
Ira S. Friedman......................    10,000        13.9        18.50     02/20/2001  51,112.09  112,944.35
Robert L. Spaner.....................    10,000        13.9        19.50     11/20/2000  53,874.90  119,049.45

(1) All options were granted at an exercise price equal to market value of the Company's Common Stock on the date of grant as determined by the closing price of the Common Stock on the Nasdaq National Market.
(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(3) So long as Mr. Friedman remains an employee of the Company, options for the purchase of shares of Common Stock became exercisable in annual installments equal to one third of the total number of shares underlying such options on each of February 20, 1997, 1998 and 1999.
(4) So long as Mr. Spaner remains as employee of the Company, options for the purchase of shares of Common Stock are exercisable in annual installments equal to one third of the total number of shares underlying such options on each of November 20, 1996, 1997 and 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                                                    VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                               OPTIONS AT FY-END             AT FY-END ($)(2)
                                  ACQUIRED            VALUE         -------------------------     -------------------------
            NAME                 ON EXERCISE     REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Francis L. Reed..............       45,600           543,560          --            --              --            --
Andrew G. Kotsatos...........       34,400           393,910          --            --              --            --
Moses A. Gabbay..............        8,000           126,000          --            --              --            --
Ira S. Friedman..............        8,000           126,000          --           10,000(3)        --            --
Robert L. Spaner.............        5,000            64,875          --           10,000(4)        --            --

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options on March 29, 1996 ($18.50 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.
(3) The exercise price of this option is $18.50 per share.
(4) The exercise price of this option is $19.50 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Dorothea T. Reed, a member of the Compensation Committee of the Board of Directors during the fiscal year ended March 30, 1996, is the wife of Francis L. Reed, a Director and executive officer, and is the mother of Paul F. Reed, an executive officer, and Lisa M. Reed, an employee during the fiscal year ended March 30, 1996 who became a director on May 14, 1996, filling the vacancy created by her mother's resignation on that date.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH CONTAINED ELSEWHERE HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      REPORT OF THE COMPENSATION COMMITTEE

    During the fiscal year ended March 30, 1996, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies which govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers.

OVERVIEW

    The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Company has also provided annual cash incentive bonuses based on the Company's performance during the fiscal year to reward executives for their contributions to the Company's achievements. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

    The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal 1996, the Compensation Committee determined the base salary and bonus for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President.

    The Compensation Committee expects to review annually the annual and long-term compensation of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION

    BASE SALARY. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Since fiscal year 1995, the base salary for the named executive officers, other than the Chief Executive Officer and the President, increased on average approximately $16,122. The Compensation Committee awarded such increases to keep the Company a competitive employer and to allow for increases in the cost of living.

    The annual base salary of the Chief Executive Officer and the President increased as of January 1, 1996 to $300,000 and $250,000, respectively. With respect to these increases, the Compensation Committee took into account the base salary of chief executive officers and presidents of comparable companies, the performance of the Company and the longevity of the service of Francis L. Reed and Andrew G. Kotsatos to the Company. In addition, the Compensation Committee recognized that the annual base salary of the Chief Executive Officer and President had not increased since fiscal 1990.

    ANNUAL BONUS COMPENSATION. Over the past five fiscal years, the Company has awarded cash bonuses to its executive officers on a discretionary basis. In determining bonus awards, the Compensation Committee considers the financial and nonfinancial achievements of the Company, including revenue growth, profitability, expansion of the Company's markets and new product introductions.

    Prior to fiscal 1995, the Company maintained relatively even bonus levels for the executive officers named in the Summary Compensation Table, including the Chief Executive Officer and the President. In fiscal 1995 and 1996, the Compensation Committee declared an additional bonus to the Chief Executive Officer on the basis of the continued excellent performance of the Company and to permit the Chief Executive Officer and his wife to purchase an additional insurance policy on the life of his wife so that in the event of her death, her estate will have increased liquidity to meet its tax obligations so as to reduce or eliminate the need to resort to a forced sale of the Company's Common Stock. The Compensation Committee also increased the cash bonuses of the other executive officers. The Compensation Committee believes that the Company's performance, in particular its revenue growth and profitability, and the individual performances of the executive officers, merit such increases. The Compensation Committee also believes that bonuses are necessary to keep total compensation of the Company's executives competitive with executive compensation at similarly situated companies. It is expected that bonus compensation will continue to move in parallel with increases in base salary until such time as the Company's financial results, the individual performance of the executive or the job market for key executives, warrants a change in the percentage of total compensation which is comprised of bonuses.

    LONG TERM INCENTIVES. The Compensation Committee believes that the long-term incentives awarded by the Company in the last three fiscal years were generally below the levels found at the comparable companies. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the Chief Executive Officer and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance.

    The Compensation Committee is aware that the Company's grants of stock options are less frequent and smaller in size than the grants of many comparable companies, although the Board believes that the overall mix of compensation components has been adequate. The Compensation Committee believes that this aspect of compensation must receive more emphasis in the future to assure that all of the Company's key employees continue to focus on the profitability of the Company and, thus, the interests of the Company's stockholders. Accordingly, the Compensation Committee has recommended to the Board of Directors the authorization of additional stock options for employees. As a result of this recommendation and other factors, the Board of Directors has submitted Proposal No. 2 of this Proxy Statement to a vote of the stockholders of the Company.

    Although Dorothea T. Reed participated in the deliberations and decisions of the Compensation Committee during fiscal 1996, she has since resigned from the Board of Directors and the Compensation Committee.

                                          The Compensation Committee
                                          Fred E. Faulkner, Jr.
                                          John G. Markos

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock against the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) and a Company-selected peer group index that includes: Harmon Industries, Inc., Polk Audio, Inc., and International Jensen, Inc. The peer group index was formed on a weighted average basis based on market capitalizations, adjusted at the end of each year. International Jensen, Inc. became a public company on February 12, 1992, and was accorded no weight in the index for fiscal year 1991. Cumulative total return is measured assuming an initial investment of $100 on March 31, 1991 and reinvestment of dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                      RETURN AMONG BOSTON ACOUSTICS, INC.,
               THE NASDAQ MARKET-US INDEX AND A PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              3/91       3/92       3/93       3/94       3/95       3/96
Boston Acoustics, Inc.            100        154        148        154        156        160
Peer Group                        100        174        170        248        329        345
NASDAQ Stock Market-US            100        127        147        158        176        239

               PROPOSAL NO. 2 -- APPROVAL OF THE 1996 STOCK PLAN
                         DESCRIPTION OF 1996 STOCK PLAN

    GENERAL. On February 20, 1996, the Board of Directors adopted the Company's 1996 Stock Plan and 200,000 shares of Common Stock were reserved for issuance thereunder as options to employees, officers, directors and consultants of the Company. On July 1, 1996, the Board of Directors, acting by unanimous written consent, amended the Plan to permit a director who is not also an officer or employee of the Company to purchase shares of Common Stock with his or her cash fee for service as a director (the 1996 Stock Plan, as amended, the "Plan"). The Board of Directors has reserved 20,000 shares of Common Stock for issuance pursuant to the purchase feature of the Plan. The Plan is intended to encourage ownership of the Company's Common Stock by employees, officers, directors and consultants of the Company. The Plan provides for the granting of incentive stock options ("ISOs") which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") as well as non-qualified stock options ("Non-Qualified Options") which do not meet the requirements of
Section 422 of the Code. If any unexercised option granted pursuant to the Plan lapses or terminates for any reason, the shares of Common Stock covered thereby are again available for subsequent option grants under the Plan.

    As of July 3, 1996, no options issued under the Plan have been received or allocated and no director has had an opportunity to make a direct purchase Common Stock under the Plan.

    ADMINISTRATION OF THE PLAN. The Plan will be administered by the Compensation Committee of the Board of Directors, which must consist of at least two directors, neither of whom is an employee of the Company, and who qualify as "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3) promulgated under the Securities Exchange Act of 1934, as amended. Subject to the terms of the Plan, the Compensation Committee determines the employees to whom options will be granted, the number of shares to be covered by such options and the terms of such options.

    STOCK OPTION FEATURES. The Compensation Committee may, at its discretion, select any eligible person to participate in the Plan. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Company. Only employees of the Company are eligible to receive ISOs. As of June 14, 1996, there were approximately 212 persons eligible to receive options issued pursuant to the Plan. The number of options granted to any eligible person is within the discretion of the Compensation Committee, subject to certain conditions concerning ISOs.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to ISOs which first become exercisable in any calendar year by an employee may not exceed $100,000. ISOs may not be granted at less than the fair market value of the Common Stock on the date of grant or 110% of fair market value in the case of incentive stock options granted to any optionee holding 10% or more of the total combined voting power of all classes of stock of the Company. In addition, no ISO is exercisable after 10 years from the date on which it is granted, and in the case of ISOs granted to an employee holding 10% or more of the total combined voting power of all classes of stock of the Company, the term shall not exceed 5 years from the date of grant.

    Options issued under the Plan are exercisable only by the optionee during the life of the Optionee and, generally, are not transferable, except by will or the laws of descent and distribution. The Compensation Committee shall determine the period of time during which an optionee may exercise an option following the termination of employment or service to the Company subject to certain restrictions set forth below with respect to ISOs. ISOs are generally only exercisable while an optionee is employed by the Company, except that the Compensation Committee may determine to permit exercise within up to three months after termination of employment to the extent such option has vested at the time of such termination. If an optionee dies while employed by the Company or within three months of the termination of his or her employment by the Company, such optionee's ISOs may be exercised up to 12 months after his or her death. If an optionee is permanently disabled during his or her employment by the Company, such optionee's options may be exercised up to one year following termination of his or her employment due to such disability.

    The exercise price of options granted under the Plan is determined by the Compensation Committee on the date of grant, subject to the limitation that the exercise price may not be less than par value. However, there are certain pricing restrictions for ISO's as set forth above. The exercise price of options granted under the Plan must be paid in full upon exercise in cash, by delivery of shares of Common Stock already owned by the optionee, by any other means the Compensation Committee deems acceptable, or a combination thereof.

    In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided that any action taken by the Board of Directors in connection with above described events shall be in compliance with the applicable rules promulgated by the SEC applicable to stock option plans intended to be qualified for exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately and proportionately adjusted by the Compensation Committee, whose determination will be binding on all persons.

    TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors may terminate, modify or amend the Plan except that no amendment or modification for which stockholder approval is required under Section 422 of the Code or under Rule 16b-3 is permissible without the approval of the stockholders of the Company. With respect to ISOs, the Plan shall terminate on the earlier of (i) February 19, 2006 or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise or cancellation of options granted under the Plan.

    ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

    DIRECT PURCHASES OF STOCK BY DIRECTORS WHO ARE NOT OFFICERS. The Plan authorizes the purchase of up to 20,000 shares of Common Stock by a Director who is not an officer or employee of the Company ("Eligible Director") using all or a portion of the cash fee earned by such Eligible Director for service as a director. Eligible Directors must make an irrevocable election to purchase shares under the Plan at least six months prior to such purchase. The Company shall issue shares to electing Eligible Directors in lieu of cash fees at the closing price reported by NASDAQ for trading on the last day of the Company's fiscal year for which trading is reported. Shares purchased shall be issued effective as of the last day of the Company's fiscal year. Each electing Eligible Director shall also receive an interest payment on the amount of fees so paid in Common Stock equal to the prime rate (as reported in THE WALL STREET JOURNAL) accruing on the amount of such fees which are deferred from the date such fees would otherwise have been paid in cash (currently, on a quarterly basis) through the last day of the Company's fiscal year. Shares of Common Stock purchased by Eligible Directors under the direct purchase provisions of the Plan must be held for at least six months from the date of purchase. As of the June 14, 1996, there are two Eligible Directors.

    CERTAIN  FEDERAL INCOME TAX CONSEQUENCES.   The following is a brief summary
of certain Federal income tax aspects of options granted or which may be under the Plan based upon the Federal income tax laws in effect on the date hereof.

    1. INCENTIVE STOCK OPTIONS. An employee receiving an ISO will not realize taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its terms and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made within twelve months of the date of death (provided it is exercisable by its terms) by the legal representative of an employee who dies while in the employ of the Company or a subsidiary corporation. However, the Plan limits the right of the legal representative of any participant to exercise an option to one year following death. Upon a sale of the stock received upon exercise, except as noted below, the employee will generally recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with the exercise of the ISO or the sale of such stock.

    If the stock acquired pursuant to an exercise of an ISO is disposed of by the employee prior to the expiration of two years from the date of grant or within one year from the date such stock is issued to him or her upon exercise (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition, as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in the case of an employee whose sale of the stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition is more than one year; otherwise it will be short-term. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

    2. NON-QUALIFIED OPTIONS. In the case of Non-Qualified Options (and in the case of an untimely exercise of an ISO), the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such Non-Qualified Options, the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after such date.

    As stated above, generally income is realized by an employee upon exercise of an Non-Qualified Option (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Securities Exchange Act of 1934, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him or her to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

    3. EXERCISE WITH SHARES. An employee who pays the exercise price of a Non-Qualified Option, in whole or in part, by delivering shares of the Company's stock already owned by him or her will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for Non-Qualified Options. (See "Certain Federal Income Tax Consequences -- 2. Non-Qualified Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

    When shares of the Company's stock are surrendered upon exercise of an  ISO,
(i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which is equal to the number of shares surrendered will have a basis equal to that of the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) the remaining shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

    The foregoing summary is not a complete description of the Federal income tax aspects of the Plan. Moreover, the foregoing summary relates only to Federal income tax; there may also be Federal estate and gift tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE
                                1996 STOCK PLAN.

           PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending March 29, 1997 and further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended March 30, 1996.

    Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    On April 14, 1995, the Company made a loan to Mr. Kotsatos, a director and executive officer of the Company, to assist him in meeting certain tax obligations. The loan bore an interest rate of 9% per annum. On April 25, 1995, Mr. Kotsatos made a payment of $100,275 to the Company, representing the full amount due in connection with the loan and the largest amount ever outstanding on the loan.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, executive officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all
Section 16(a) filing requirements were complied with during the fiscal year ended March 30, 1996, except that, through inadvertence: Ira S. Friedman, an executive officer, made one late filing, reporting one transaction; Debra A. Ricker-Rosato, an executive officer, made one late filing, reporting one transaction; Andrew G. Kotsatos, an executive officer and a Director, made one late filing, reporting two late transactions; Lisa M. Reed, a Director, made one late filing, reporting her holdings; and Robert L. Spaner, an executive officer, made one late filing, reporting one transaction.

               STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the Company's 1997 annual meeting of stockholders, and included in the Company's proxy statement must be received by the Company not later than March 10, 1997. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting of stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, as seems to them to be in the best interests of the Company and its stockholders.

                                   APPENDIX A



PROXY


                             BOSTON ACOUSTICS, INC.
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR
                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 13, 1996


     The undersigned hereby appoints Francis L. Reed and Andrew G. Kotsatos, and each of them, with full power of substitution, proxies of the undersigned to represent and vote all shares of stock of BOSTON ACOUSTICS, INC. which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of said Corporation, to be held at the Company's offices at 300 Jubilee Drive, Peabody, Massachusetts on August 13, 1996 at 2:00 P.M., and at any adjournments thereof, as directed below, on all matters coming before said meeting.

     This proxy when properly executed will be voted as directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ITEM 4.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

PLEASE MAKE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                                 -------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                                      SIDE
                                                                 -------------

                                   DETACH HERE



/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To fix the number of directors of the Company at five and to elect five directors for the ensuing year.

NOMINEES: Francis L. Reed, Andrew G. Kotsatos, Fred E. Faulkner, Jr., George J. Markos, Lisa M. Reed.

                       FOR               WITHHELD
                      /  /                /  /


/  / _________________________________.
 For all nominees except as noted above

                                                   FOR    AGAINST  ABSTAIN
2.   To approve the 1996 Stock Plan.              /  /    /  /     /  /

3.   To ratify the action of the Directors
     in selecting Arthur Andersen LLP as
     auditors for the Company.                   /  /    /  /     /  /

4.   To transact such other business as may properly come before the meeting.

     MARK HERE
     FOR ADDRESS         /   /               COMMENTS   /   /
     CHANGE AND
     NOTE AT LEFT


NOTE: If shares are registered in more than one name, signatures of all such persons are required. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.






Signature:________________ Date:_______ Signature:________________ Date:_______

                            APPENDIX B

         APPENDIX B TO THE COMPANY'S 1996 PROXY STATEMENT IS
         ---------------------------------------------------
         FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
         -------------------------------------------------
              PURSUANT TO INSTRUCTION 1.3 OF ITEM 10
              --------------------------------------
          OF SCHEDULE 14A, BUT IS NOT BEING DELIVERED TO
          ----------------------------------------------
                 STOCKHOLDERS WITH THE COMPANY'S
                 -------------------------------
                       1996 PROXY STATEMENT
                       --------------------

                      BOSTON ACOUSTICS, INC.
                   (MASSACHUSETTS CORPORATION)

                          1996 STOCK PLAN


1. PURPOSE. The purpose of this plan (the "Plan") is to secure for Boston Acoustics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors and consultants of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. This Plan is intended to provide incentives: (i) to employees, officers, directors and consultants of the Company by providing them with opportunities to purchase shares of the Company's Common Stock, $0.01 par value ("Common Stock"), pursuant to options granted hereunder ("Options") and (ii) to directors of the Company by providing them with the opportunity to purchase shares of Common Stock directly from the Company ("Purchases"). Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to ISOs (as that term is defined in the Plan).

2.   ADMINISTRATION AND TYPES OF OPTIONS.

     (a) ADMINISTRATION. Except as otherwise provided in Section 24, the Plan shall be administered by a compensation committee (the "Committee") of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board") each of whom is not an employee of the Company and who qualifies as a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"). Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, shall have the authority to
(i) determine the employees of the Company (from among the class of employees eligible under Section 3 to receive ISOs (as such term is defined below)) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 to receive Non-Qualified Options(as such term is defined below)) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted;
(iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in

Section 6(a); (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 8) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and
regulations relating to it.   If the Committee determines to issue a
Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board.
The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or any Purchase granted under it.

     (b) COMPENSATION COMMITTEE. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

     (c) APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

     (d) TYPES OF OPTIONS. Options granted pursuant to the Plan may be either incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code or non-qualified stock options ("Non-Qualified Options") which are not intended to meet the requirements of Section 422 of the Code.

3.   ELIGIBILITY

     (a)  OPTIONS.  ISOs may be granted to any employee of the Company.
Those officers and directors of the Company who are not employees of the Company may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting an Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him, her or it from, participation in any other grant of an Option.

     (b) PURCHASES. Eligibility for Purchases under the Plan shall be determined in accordance with Section 24 of the Plan.

4.   STOCK SUBJECT TO PLAN

     (a) OPTIONS. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Options issued under the Plan is 200,000 shares. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan. No shares issued upon exercise of any Option shall be returned to the Plan nor become available under the Plan for future distribution.

     (b) PURCHASES. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under Section 24 of the Plan is 20,000 shares. The shares may be authorized, but unissued, or reacquired Common Stock. No shares issued and sold under Section 24 of the Plan shall be returned to the Plan nor become available under the Plan for future distribution.

5.   FORMS OF OPTION AGREEMENTS

     As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among recipients.

6.   EXERCISE PRICE

     (a) GENERAL. The price per share of stock deliverable upon the exercise of an Option shall be determined by the Committee, but it shall not be less than the par value per share of the stock; provided, that in the case of an ISO, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Committee, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11(b).

     (b) FAIR MARKET VALUE. If, at the time an Option is granted under the Plan or Common Stock is delivered to the Company, the Company's Common Stock is publicly traded, the "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted or Common Stock is delivered to the Company and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System. However, if the Common Stock is not publicly traded at the time an Option is granted or the Common Stock is delivered, the "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after it takes into consideration all factors which it deems appropriate.

     (c) PAYMENT OF EXERCISE PRICE. Payment of the exercise price of Options granted under the Plan may be made (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, (ii) if authorized by the applicable option agreement or at the discretion of the Committee, by delivery to the Company of shares of Common Stock of the Company beneficially owned by the optionee for more than six months and which the optionee may freely transfer having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with then applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3, to the extent that the Common Stock is registered under the Exchange Act, and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Committee.

7.   OPTION PERIOD

     Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an ISO, such date shall not be later than ten years after the date on which the Option is granted and, in all cases, Options shall be subject to earlier termination as provided in the Plan.

8.   EXERCISE OF OPTIONS

     Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan. Notwithstanding the foregoing, Options granted under the Plan to the Reporting Persons shall not be exercisable in any part until at least six months after the date of grant.

9.   NONTRANSFERABILITY

     (a) NONTRANSFERABILITY OF OPTIONS. ISOs and Non-Qualified Options granted to Reporting Persons shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, that Non-Qualified Options held by Reporting Persons may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3). Non-Qualified Options held by persons other than Reporting Persons shall be subject to restrictions on transferability in the Plan or provided in the applicable option agreement.

     (b) NONTRANSFERABILITY OF RIGHTS UNDER PURCHASE ELECTIONS. Any right under a Purchase Election shall not be assignable or transferable by the director who made such Purchase Election, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.  EFFECT ON OPTION OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

     Except as provided in Section 11(d) with respect to ISOs, and subject to the provisions of the Plan, the Committee shall determine the period of time during which an optionee may exercise an Option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such Option.

11.  ISOs

     Options granted under the Plan which are intended to be ISOs shall be subject to the following additional terms and conditions:

     (a) EXPRESS DESIGNATION. All ISOs granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such ISOs.

     (b) 10% SHAREHOLDER. If any employee to whom an ISO is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the ISO granted to such individual:

          (i) the purchase price per share of the Common Stock subject to such ISO shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

         (ii) the exercise period of such ISO shall not exceed five years from the date of grant.

     (c)  DOLLAR LIMITATION.   For so long as the Code shall so provide,
Options granted to any employee under the Plan (and any other stock option plans of the Company) which are intended to constitute ISOs shall not constitute ISOs to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d)  TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY.   No ISO may be
exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

          (i) an ISO may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement); provided that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Option under the Plan;

         (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

        (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the ISO may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

12.  ADDITIONAL OPTION PROVISIONS

     (a) ADDITIONAL OPTION PROVISIONS. The Committee may, in its sole discretion, include additional provisions in Option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any ISO granted under the Plan to fail to qualify as an ISO within the meaning of Section 422 of the Code.

     (b) OPTION ACCELERATION, EXTENSION, ETC. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised; provided that no such extension shall be permitted if it would cause the Plan to fail, to comply with Section 422 of the Code or with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

13.  GENERAL RESTRICTIONS

     (a) INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option is granted or shares are to be sold hereunder, as a condition of exercising such Option or purchasing shares pursuant to Section
24, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b) COMPLIANCE WITH SECURITIES LAWS. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.  RIGHTS AS A SHAREHOLDER

     Neither a holder of an Option nor a director having made a Purchase Election shall have any rights as a shareholder with respect to any shares covered by the Option or Purchase Election (including, without limitation, any rights to receive dividends or non-cash distributions with respect to shares subject thereto) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS

     (a) ADJUSTMENTS RELATING TO OPTIONS. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or
(ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance pursuant to Options issued under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 to the extent such adjustment would cause any ISO issued under the Plan to fail to comply with
Section 422 of the Code or the Plan to fail to comply with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

     (b)  COMMITTEE AUTHORITY TO MAKE ADJUSTMENTS.  Any adjustments under
Section 15(a) will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

     (c) ADJUSTMENTS RELATING TO PURCHASES. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance pursuant to Section 24 of the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Purchase Elections, and (z) the price for each share subject to any then outstanding Purchase Election, without changing the aggregate purchase price as to such Purchases which have not yet occurred. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15(c) to the extent such adjustment would cause any ISO issued under the Plan to fail to comply with
Section 422 of the Code or the Plan to fail to comply with Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

     (d) BOARD AUTHORITY TO MAKE ADJUSTMENTS. Any adjustment under Section 15(c) will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     (a)  OPTIONS.   In the event of a consolidation or merger or sale of all
or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company may in its discretion, take any one or more of the following actions, as to outstanding Options: (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for ISOs shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event; provided that notwithstanding anything to the contrary in this Section 16(a), any action taken by the Committee hereunder shall be in compliance with Rule 16b-3 as in effect at the time of such action and the conditions thereof necessary to maintain qualification of the Plan under Rule 16b-3, to the
extent that the Common Stock is registered under the Exchange Act.   In the
case of any Option which by the terms of the grant thereof (or the agreement or instrument governing such grant) or pursuant to a decision by the Committee under this Section 16(a) provides for such option becoming exercisable in full upon a Change in Control or otherwise under this Section 16, such option shall be deemed vested on the day immediately prior to the day on which such Change in Control occurs and such optionee shall be given prior written notice of such Change in Control sufficient to permit such optionee to exercise such Options. For purposes of this Plan, a "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers all or substantially all of its operating assets; or
(iv) if more than 50% of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company to a single person, entity or group of persons acting in concert.

     (b) SUBSTITUTE OPTIONS. The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or of a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

     (c) PURCHASES. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, any election to Purchase shares of Common Stock pursuant to
Section 24 of the Plan shall automatically be cancelled and any Fee Deductions shall be paid to the appropriate directors promptly, together with interest on such Fee Deductions, calculated in accordance with Section 24(e) of the Plan.

17.  NO SPECIAL EMPLOYMENT RIGHTS

     Nothing contained in the Plan or in any Option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.  OTHER EMPLOYEE BENEFITS

    Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Committee or required by law.

19.  AMENDMENT OF THE PLAN

     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to ISOs, or under Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not,

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

without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding ISOs granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 as then in effect, to the extent that the Common Stock is registered under the Exchange Act.

20.  WITHHOLDING

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. Such determination of the fair market value shall be made in accordance with Section 6(b). An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 as then in effect.

21.  CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan or the Company's 1986 Incentive Stock Option Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or
(ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

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

22.  EFFECTIVE DATE AND DURATION OF THE PLAN

     (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors, but no ISO granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be ISOs and no ISOs shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no ISO granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any ISOs granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

     (b) TERMINATION. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to ISOs, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance pursuant to Options issued under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to Non-Qualified Options on the date specified in (ii) above and with respect to Purchases on the date on which all shares available for issuance pursuant to Section 24 of the Plan shall have been issued. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

23.  PROVISION FOR FOREIGN PARTICIPANTS

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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

24.     PURCHASES OF STOCK BY DIRECTORS WHO ARE NOT OFFICERS OR EMPLOYEES

     (a) The Company will issue shares of Common Stock on the last day of the fiscal year (the "Purchase Date") to any director of the Company who is not an officer or an employee of the Company (an "Eligible Director") and has made a then effective Purchase Election pursuant Section 24(b).

    (b) An Eligible Director may elect to purchase shares (a "Purchase Election") by submitting an election form to the Vice President-Finance on or before the 20th of August in the fiscal year in which he or she intends to participate. On such election form, a director shall (i) state the percentage to be deducted from the fee earned by such Eligible Director for service as a director of the Company (a "Fee"), (ii) authorize the purchase of Common Stock for him or her in accordance with the terms of the Plan,
(iii) agree to hold any shares of Common Stock purchased pursuant to this
Section 24 for at least six months from the date of acquisition and (iv) consent to the placement of a stop order on the books of the Company with regard to such shares for a period of at least six months from the date of acquisition.

     (c) Unless an Eligible Director files a new election form which either changes the rate of deduction from his or her Fee or indicates his or her withdrawal from the Plan, his or her deductions and purchases will continue at the same rate, provided he or she remains an Eligible Director. During a fiscal year, an Eligible Director may change the rate of deduction from his or her Fee or withdraw from the Plan at any time prior to the last Saturday in September. Any change or withdrawal indicated on a new election form received by the Vice President-Finance on or after the last Saturday in September will be effective as of the first day of the following fiscal year.

     (d) On the date on which cash payments of Fees are made, or would have been made (the "Deduction Date"), the Company will deduct from cash payments of Fees to each Eligible Director such amount indicated on his or her then effective Purchase Election, if any (a "Fee Deduction"). Any Fee Deduction made pursuant to this Section 24 will be held in the general funds of the Company. The maximum amount an Eligible Director may have deducted in a fiscal year is $8,500.

     (e) All Fee Deductions shall accrue interest at the prime rate reported in the Wall Street Journal at the Deduction Date from the Deduction Date through the last day of the Company's fiscal year.

     (f) Each Eligible Director who has elected to participate pursuant to a then effective Purchase Election and is a director of the Company as of the last day of the fiscal year shall acquire from the Company such whole number of shares of Common Stock which his or her Fee Deductions during the fiscal year and interest accrued thereon will purchase at the Purchase Price (as such term is defined below). Any balance of the Fee Deductions and interest accrued thereon will be refunded to the Eligible Director promptly.

     (g) The purchase price (the "Purchase Price") of Common Stock to be issued to

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

any Eligible Director pursuant to this Section 24 shall be the fair market value of the Common Stock on the Purchase Date. "Fair market value" shall mean (i) the last reported sale price of the Common Stock on the Purchase Date on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price on the Purchase Date of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted on the Purchase Date by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System. If no prices or quotes discussed in the preceding sentence are available on the Purchase Date, such quotes or prices shall be determined as of the last business day for which such prices or quotes are available prior to the Purchase Date. However, if the Common Stock is not publicly traded at the Purchase Date, the "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Board of Directors after it takes into consideration all factors which it deems appropriate.

     (h) Purchases pursuant to this Section 24 shall be generally administered by the Board of Directors. The provisions of this Section 24 are to be construed as a "formula plan" as defined by Rule 16b-3. As such, the provision of Section 24 shall not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.



                                  Adopted by the Board of Directors on
                                  February 20, 1996 and Amended by the
                                  Board of Directors on July 1, 1996


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